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                                                                   Exhibit 23.04

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Proxy Statement/Prospectus of the Todd AO Corporation of our report dated October 24, 1997 appearing in the Annual Report on Form 10-K of the Todd AO Corporation for the year ended August 31, 1999, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Los Angeles, California

May 1, 2000